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                                                            Exhibits 5 and 23(a)



                               E'TOWN CORPORATION
                                600 South Avenue
                           Westfield, New Jersey 07090


                                  June 12, 1998


E'town Corporation
600 South Avenue
Westfield, New Jersey  07090

Ladies and Gentlemen:


         I have acted as counsel to E'town Corporation (the "Company") in connection with the proposed issuance from time to time of up to 540,000 additional shares of Common Stock, without par value (the "Additional Common Stock"), of the Company pursuant to the provisions of the E'town Corporation 1998 Stock Option Plan and the E'town Corporation 1998 Directors Stock Plan (the "Plans"). I have examined, among other things, the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") with respect to the Additional Common Stock. I have also examined and am familiar with the originals and copies, certified or otherwise identified to my satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Additional Common Stock and other actions and proceedings relating thereto.

         Based upon the foregoing, I am of the opinion that when (i) the Registration Statement shall have become effective and (ii) the Additional Common Stock shall have been issued and delivered against payment therefor as contemplated in the Registration Statement, the Additional Common Stock will be legally issued, fully paid and non-assessable.

         I am admitted to the bar of the State of New Jersey and do not hold myself out as an expert on the laws of any other jurisdiction.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission.

                                   Very truly yours,

                                   /s/ Walter M. Braswell

                                       Walter M. Braswell
                                           Secretary